Exhibit 3.505

W. Fox McKelthen Secretary of State	ARTICLES OF ORGANIZATION (R.S. 12:1301)
	Domestic Limited Liability Company Enclose $60.00 filing fee Make remittance payable to Secretary of State	Return to:	Commercial Division P.O. Box 94215 Baton Rouge, LA 70804-9125 Phone (225)925-4704 Web Site: www.sec.state.la.us

STATE OF	TEXAS	Check one: ☑ Business ☐ Non Profit

PARISH/COUNTY OF	HARRIS

1.	The name of this limited liability company is:	FRONTIER WASTE SERVICES OF LOUISIANA L.L.C.

2. This company is formed for the purpose of: (check one)

☑	Engaging in any lawful activity for which limited liability companies may be formed.

☐

(use for limiting activity)

3.	The duration of this limited liability company is: (may be perpetual)	PERPETUAL

4.	Other provisions:

Signatures:

/s/ Larry Martin	FOX MCKEITHEN Secretary of State
/s/ Mack Mandell	Received & Filed DATE OCT 4, 2000
/s/ Lynn Raicliff

Sworn to and subscribed before me, the undersigned Notary Public, on this date: OCTOBER 4, 2000

/s/ Paula K. Voss Notary
(See instructions on back)

W. Fox McKeithen Secretary of State	LIMITED LIABILITY COMPANY INITIAL REPORT (R.S. 12:1305 (E))

1.	The name of this limited liability company is: FRONTIER WASTE SERVICES OF LOUISTANA L.L.C.

2.	The location and municipal address, not a post office box only, of this limited liability company’s registered office:

8550 United Plaza Boulevard Baton Rouge. LA 70809

3.	The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are:

C T CORPORATION SYSTEM, 8550 United Plaza Boulevard, Baton Rouge. LA 70809

4.	The names and municipal addresses, not a post office box only, of the first managers, or the members:

LARRY MARTIN; 2100 WEST LOOP SOUTH, SUITE 1450, HOUSTON, TEXAS 77027

MACK MANDELL; 2100 WEST LOOP SOUTH, SUITE 1450, HOUSTON, TEXAS 77027

LYNN RAICLIFF; 2100 WEST LOOP SOUTH, SUITE 1450, HOUSTON, TEXAS 77027

To be signed by each person who signed the articles of organization:

/s/ Larry Martin

/s/ Mack Mandell

/s/ Lynn Raicliff

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE
I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s): CT CORPORATION SYSTEM

/s/ Victor Alfano VICTOR ALFANO
ASSISTANT SECRETARY
Sworn to and subscribed before me, the undersigned Notary Public, on this date:

/s/ Paula K. Voss Notary
(See instructions on back)